                                                                   EXHIBIT 10.26



                               SECURITY AGREEMENT

                                      Among

                            The Grantors Named Herein
                                   as Grantors

                                       and

                              BANK OF AMERICA, N.A.
                               as Collateral Agent

                                  May 26, 2000

                                                                              i

                                TABLE OF CONTENTS

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                                                                           Page
                                                                           ----
                                    ARTICLE 1

                                      Grant

Section 1.1       Assignment and Grant of Security                           2
Section 1.2       Description of Obligations                                 5
Section 1.3       Grantor Remains Liable                                     6
Section 1.4       Delivery of Instruments and Securities Collateral          6

                                    ARTICLE 2

                         Representations and Warranties

Section 2.1       Representations and Warranties                             6

                                    ARTICLE 3

                                    Covenants

Section 3.1       Further Assurances                                         8
Section 3.2       Equipment, Fixtures and Inventory                          9
Section 3.3       Insurance                                                 10
Section 3.4       Place of Perfection; Records; Collection of Receivables,
                    Chattel Paper and Instruments                           11
Section 3.5       Transfers and Other Liens                                 11
Section 3.6       Rights to Dividends and Distributions                     11
Section 3.7       Right of the Collateral Agent to Notify Issuers           12
Section 3.8       The Collateral Agent Appointed Attorney-in-Fact           12

                                    ARTICLE 4

                    Rights and Powers of the Collateral Agent

Section 4.1       The Collateral Agent May Perform                          13
Section 4.2       The Collateral Agent's Duties                             13
Section 4.3       Remedies                                                  14
Section 4.4       Further Approvals Required                                17
Section 4.5       INDEMNITY AND EXPENSES                                    18


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                                                                              ii

                                    ARTICLE 5

                                  Miscellaneous

Section 5.1       Cumulative Rights                                         18
Section 5.2       Modifications; Amendments; Etc.                           19
Section 5.3       Continuing Security Interest                              19
Section 5.4       GOVERNING LAW; TERMS                                      19
SECTION 5.5       WAIVER OF JURY TRIAL                                      19
Section 5.6       The Collateral Agent's Right to Use Agents                20
Section 5.7       Waivers of Rights Inhibiting Enforcement                  20
Section 5.8       Notices and Deliveries                                    20
Section 5.9       Successors and Assigns                                    20
Section 5.10      Consent to Jurisdiction; Waiver of Immunities             20
Section 5.11      Severability                                              20
Section 5.12      Obligations Not Affected                                  21
Section 5.13      Counterparts                                              21
Section 5.14      ENTIRE AGREEMENT                                          21

                                    SCHEDULES


Schedule 1        Equipment, Fixtures and Inventory Locations
Schedule 2        Trade Names
Schedule 3        Restricted Accounts
Schedule 4        Securities Collateral


                                    EXHIBITS


Exhibit A         Instructions for Registration of Pledge of Uncertificated
                    Securities Collateral
Exhibit B         Initial Transaction Statement
Exhibit C         Securities Collateral Stop Transfer Letter

                               SECURITY AGREEMENT


         SECURITY AGREEMENT (this "Agreement"), dated as of May 26, 2000, made among Hastings Entertainment, Inc., a Texas corporation (the "Borrower"), the Subsidiaries of the Borrower party hereto (collectively, the "Guarantors" and each a "Guarantor" and together with the Borrower, collectively, the "Grantors" and each a "Grantor") and Bank of America, N.A., a national banking association, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for (i) itself, (ii) each lender (and affiliate thereof that has entered into an Interest Rate Protection Agreement (as defined in the Credit Agreement defined below) with any Grantor) from time to time a party to the Credit Agreement (each a "Revolving Lender" and, collectively, the "Revolving Lenders"), and Bank of America, N.A., as agent (in such capacity, the "Agent") under the Credit Agreement and (iii) each holder from time to time of any Note (as defined in the Note Purchase Agreements defined below) (each a "Holder" and, collectively, the "Holders") (each of the Collateral Agent, a Revolving Lender, the Agent and a Holder is singularly a "Secured Party", and all are collectively, the "Secured Parties").

                                   BACKGROUND

(1) The Borrower, the Agent and certain of the Revolving Lenders are parties to that certain Credit Agreement, dated as of December 16, 1998, as amended by that certain First Amendment to Credit Agreement and Waiver Agreement, dated as of May 2, 2000 (the "First Amendment") (said Credit Agreement, as amended by the First Amendment, and as hereafter amended, modified or supplemented from time to time, the "Credit Agreement").

(2) The Borrower and each of Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company are parties to those certain Note Purchase Agreements, each dated as of June 13, 1996, each as amended by an Amendment No. 1 to Note Purchase Agreement, dated as of March 6, 2000 ("Amendment No. 1") and each as amended by that certain letter agreement, dated as of May 3, 2000 (the "Letter Agreement") (said Note Purchase Agreements, each as amended by Amendment No. 1 and the Letter Agreement, and each as hereafter amended, modified or supplemented from time to time, a "Note Purchase Agreement" and, collectively, the "Note Purchase Agreements").

(3) In consideration for the agreements of the Lenders under the First Amendment and the Holders under the Letter Agreement, the Borrower agreed, and agreed to cause each of its Subsidiaries to, grant a first priority security interest in certain of their respective property.

(4) Accordingly, it is the intention of the parties hereto that this Agreement create a first priority security interest in certain property of the Grantors securing the payment of the Secured Obligations set forth in Section 1.2 hereof for the benefit of the Secured Parties.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent, as hereinafter set forth.

                                    ARTICLE 1

                                     Grant

ARTICLE 1.1 Assignment and Grant of Security. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in, the entire right, title and interest of such Grantor, in and to the following assets of such Grantor, whether now owned or hereafter acquired ("Collateral"):

(a) all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods ("Chattel Paper");

(b) all documents, warehouse receipts, bills of lading, including, without limitation, documents of title (as defined in the Uniform Commercial Code of Texas, as amended (the "UCC")) or other receipts covering, evidencing or representing collateral ("Documents");

(c) all equipment (as defined in the UCC), and (whether or not included in such definition) all vehicles, tractors, trailers, rolling stock, machinery, computers, computer equipment, chattels, tools, parts, furniture, furnishings, and supplies, of every nature, wherever located, all additions, accessories and improvements thereto and substitutions therefor and all accessories, parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, together with all accessions thereto, and all rights under or arising out of present or future contracts relating to the foregoing ("Equipment");

(d) all equipment, fixtures and articles of personal property now or hereafter attached to or used in or about any building or buildings now erected or hereafter to be erected on any real property now or hereafter owned or leased by such Grantor (the "Property"), which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purposes for which they were or are to be erected; all materials to be delivered to the Property and used or to be used in connection with the construction of any building to be constructed on the Property, including, but not limited to, all masonry, siding, roof shingles, flooring, doors, windows, tile, shutters, stoves, ovens, awnings, screens, cabinets, shades, blinds, carpets, draperies, furniture, furnishings, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, cooking, laundry and incinerating equipment and all fixtures and appurtenances thereto, and such other goods and chattels and personal property as are ever used or furnished in operating such buildings or the activities conducted therein, and all building materials and equipment now or hereafter delivered to the Property and intended to be installed thereon ("Fixtures");

(e) all general intangibles (as defined in the UCC), and (whether or not included in such definition) all contract rights; all trade secrets, inventions, processes, production methods, proprietary information and know-how; all licenses or other agreements granted to such Grantor with respect to any of the foregoing; all information, advertising lists, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, telephone numbers and telephone listings, catalogs, books, records, computer and automatic machinery software and programs, and the like pertaining to operations by or the business of such Grantor; all field accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all licenses, consents, permits, variances, certifications and approvals of all Governmental Authorities (as defined in the Credit Agreement and used herein) now or hereafter held by such Grantor pertaining to operations or business now or hereafter conducted; all rights to receive return of deposits and trust payments; all rights to payment under letters of credit and similar agreements; and all causes of action, rights, claims and warranties now or hereafter owned or acquired by such Grantor ("General Intangibles");

(f) all instruments and letters of credit (each as defined in the UCC, and whether or not included in such definitions), all promissory notes, drafts, bills of exchange and trade acceptances ("Instruments");

(g) all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee but only to the extent of such Grantor's interest therein), and (iii) goods which are returned to or repossessed by such Grantor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

(h) all accounts, accounts receivable, contract rights, documents, instruments, deposit accounts, general intangibles, tax refunds (including, without limitation, all federal and state income tax refunds and benefits of net operating loss carry forwards) and other obligations of any kind owing to such Grantor, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, accounts receivable, contract rights, documents, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, accounts receivable, contract rights, chattel paper, documents, instruments, deposit accounts, general intangibles and obligations being the "Receivables");

(i) all agreements with each manufacturer, vendor, sales agent, sales representative and each other Person (as defined in the Credit Agreement and as used herein) pursuant to which such Grantor receives, maintains, sells, leases or otherwise disposes of Inventory, including all agreements permitting the use of each such Person's name, logo, trademarks, tradenames and advertising ("Vendor Agreements");

(j) all trademarks, tradenames, service marks, goodwill, patents, patent applications, copyrights and internet domain names of such Grantor and all registrations, licenses and rights to use the same and all proprietary information related thereto ("Intellectual Property");

(k) the balance of every deposit account of such Grantor, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of such Grantor.

(l) all right, title and interest of such Grantor in and to any equity interests of each Subsidiary of such Grantor, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interests in any Person that is a partnership, and each class of membership interests in any Person that is a limited liability company, together with all dividends, increases, proceeds, profits, instruments, distributions and other property from time to time distributed in respect thereof and any rights to acquire or convertible into any such equity interests, whether by purchase, exercise of any type of options, warrants, conversion of debt or otherwise ("Securities Collateral");

(m) all investment property (as defined in Section 9-115 of the UCC), excluding, however, to the extent included within such definition, any Securities Collateral ("Investment Property");

(n) all right, title and interest of such Grantor in, to and under each contract and other agreement relating to the lease, sale or other disposition of Collateral;

(o) all rights, claims and benefits of such Grantor against any Person arising out of, relating to or in connection with Collateral purchased by such Grantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Collateral;

(p) all insurance policies and bonds and claims and payments under any Collateral;

(q) all property similar to the above hereafter acquired by such Grantor; and

(r) all accessions to, substitutions for and replacements, proceeds and products of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in this
Section 1.1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

ARTICLE 1.2 Description of Obligations. This Agreement creates an enforceable security interest in the Collateral to secure the payment and performance of the following obligations (collectively, "Secured Obligations"):

(a) All debt, obligations, liabilities and agreements of any nature of the Grantors to the Secured Parties or any Secured Party, whether matured or unmatured, fixed or contingent, including all future advances, now or hereafter existing, arising pursuant to or in connection with (i) this Agreement; (ii) the obligations of the Grantors under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement and used herein), including but not limited to principal, interest, premiums, fees, expenses and indemnities;
(iii) the obligations of the Grantors under the Note Purchase Agreements, the Notes and the other Note Documents (as defined in the Note Purchase Agreements and as used herein), including but not limited to, principal, interest, premiums, any Make-Whole Amount (as defined in the Note Purchase Agreements and used herein), fees, expenses and indemnities; and (iv) all amendments, modifications or supplements (but not any replacements or refinancings unless consented to in writing by the Required Secured Parties) of any of the foregoing.

(b) All costs incurred by any Secured Party to obtain, preserve, perfect and enforce this Agreement, the pledge and security interest granted hereby, collect the Secured Obligations, and maintain, preserve, collect and enforce the Collateral, including, without limitation, taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale.

(c) Interest on the above amounts as agreed between the Borrower and the Secured Parties, including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. whether or not a claim is allowed for the same in any such proceeding.

(d) Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party under the Credit Agreement, any other Loan Document, the Note Purchase Agreements, the Notes or any other Note Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Debtor Law (as defined in the Credit Agreement and used herein) involving such Grantor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of such Grantor or any other Person under any Debtor Law.

(e) With respect to each Grantor other than the Borrower, notwithstanding anything herein to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally if the security interests granted by any such Grantor herein shall be held void, invalid or unenforceable, or subordinated to the liens or claims of any other creditors, on account of the amount of the Secured Obligations secured by such security interests, then, the amount of the Secured Obligations secured by such security interests shall, without any action by such Grantor, the Collateral Agent, any other Secured Party or any other Persons, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.

ARTICLE 1.3 Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 1.4 Delivery of Instruments and Securities Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, as provided in Section 3.6, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Securities Collateral. Except as provided in Section 3.8(d), the Grantors maintain all voting rights in the Securities Collateral.


                                    ARTICLE 2

                         Representations and Warranties

ARTICLE 2.1 Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent, with respect to itself and the Collateral now owned or hereafter acquired by it, as follows:

(a) All of the Equipment, Fixtures and Inventory pledged by such Grantor hereunder are located at the places specified on Schedule 1 hereto (as supplemented from time to time by such Grantor by written notice to the Collateral Agent as permitted herein) or in transit to a place specified on
Schedule 1 hereto (as supplemented from time to time by such Grantor by written notice to Collateral Agent as permitted herein) or in transit for sale to a third-party purchaser that upon such sale will become the obligor under a Receivable or promptly pay for such Equipment, Fixtures and Inventory. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps all of its records concerning the Receivables, are located at the place specified on Schedule 1 hereto. Schedule 1 is a complete and correct list of, as to any leased property on which any Collateral is located, the description of such property sufficient for recording purposes and the name of the record owner of such property. All Instruments, Chattel Paper, promissory notes and other instruments evidencing Receivables have been delivered and pledged to the Collateral Agent duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged Collateral.

(b) Such Grantor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien. No effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement. As of the date hereof, such Grantor has the trade names set forth on Schedule 2 (and no others). Such Grantor (including any corporate or partnership predecessor) has not existed or operated under any name other than as stated on Schedule 2 since the date seven years preceding the date of this Agreement.

(c) This Agreement and the pledge of the Collateral pursuant hereto, together with the filing of financing statements containing the description of the Collateral in the jurisdictions set forth on Schedule 1, which will be made immediately following the date of closing, creates a valid and perfected first priority security interest in the Collateral in which a security interest can be perfected by filing a UCC financing statement, securing the payment of the Secured Obligations; provided that additional actions may be required with respect to the perfection of proceeds of the Collateral; and further provided that the Collateral Agent retains physical possession of any Collateral, the possession of which is required for perfection.

(d) No consent of any Person (including any Governmental Authority) is required
(i) for the pledge by such Grantor of the Collateral pledged by it hereunder, for the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest as provided herein) (except for the filing of financing and continuation statements under the UCC, fixture filings and filings with the United States Patent and Trademark Office and Library of Congress) or (iii) for the exercise by the Collateral Agent of the rights provided for in this Agreement, except, in each case, for such consents that already have been obtained by such Grantor.

(e) None of the Securities Collateral is subject to any unpaid capital call or dispute, any buy-sell, voting trust, transfer restriction, preferential right to purchase or similar agreement or any option, warrant, put or call or similar agreement or other rights or restrictions in favor of third Persons. All of the Securities Collateral are duly authorized, validly issued and non-assessable and were not issued in violation of the Rights (as defined in the Credit Agreement and as used herein) of any Person. No Securities Collateral obligates such Grantor to make any additional capital contributions with respect thereto. Schedule 4 accurately describes, as of the date of this Agreement, the Securities Collateral owned by such Grantor, the issuer, the percentage owned by such Grantor, the nature of equity interest owned, and, if applicable, the number and type of shares of capital stock owned.

(f) No dispute, right of setoff, counterclaim or defense exists with respect to any portion of the Collateral.

(g) All Inventory produced in the United States of America has been produced in substantial compliance with the Fair Labor Standards Act.

                                   ARTICLE 3

                                   Covenants

ARTICLE 3.1 Further Assurances.

(a) Each Grantor agrees that where any agreement existing as of the date hereof or hereafter to which such Grantor is a party contains any restriction that could reasonably be expected to prohibit such Grantor from granting any security interest under this Agreement, upon request of the Collateral Agent such Grantor will use its best efforts to obtain the necessary consent to or waiver of such restriction from any Person so as to enable such Grantor to effectively grant to the Collateral Agent such security interest under this Agreement.

(b) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents (including supplements to all schedules), and take all further action, that may be necessary, and that the Collateral Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby, and the priority thereof, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, upon request by the Collateral Agent, such Grantor will: (i) mark conspicuously each Chattel Paper, and each of its records pertaining to the Collateral with the following legend:

         THIS INSTRUMENT IS SUBJECT TO A SECURITY INTEREST AND LIEN PURSUANT TO A SECURITY AGREEMENT DATED AS OF MAY 26, 2000 (AS THE SAME HAS BEEN AND MAY HEREAFTER BE AMENDED, MODIFIED OR RESTATED) MADE BY GRANTOR IN FAVOR OF BANK OF AMERICA, N.A., AS COLLATERAL AGENT.

or such other legend, in form and substance satisfactory to and as specified by the Collateral Agent, indicating that such Chattel Paper or Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Collateral shall be evidenced by an Instrument or be

Chattel Paper, deliver and pledge to the Collateral Agent hereunder each such Instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

(a) In addition to such other information as shall be specifically provided for herein, the Grantors will furnish to the Collateral Agent, the Agent and the Holders from time to time statements and schedules further identifying and describing the Collateral and such other lists, documents, reports, and product, service and sales documents in connection with the Collateral as the Collateral Agent, the Agent or a Holder may request, all in reasonable detail. In connection with its enforcement of the security interest, the Collateral Agent, the Agent and the Holders may use such information or transfer it to any Secured Party.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more continuation statements and during the continuance of an Event of Default, financing statements, relating to all or any part of the Collateral without the signature of such Grantor where permitted by Applicable Law (as defined in the Credit Agreement and as used herein). A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

(c) If any Securities Collateral are "uncertificated securities" within the meaning of the UCC or are otherwise not evidenced by any stock certificate or similar certificate or instrument, such Grantor agrees to promptly notify the Collateral Agent and take all actions required to perfect the security interest of the Collateral Agent under Applicable Law, including, as applicable, under
Article 8 or 9 of the UCC, and, without limitation of the foregoing, prior to or concurrently with the pledge hereunder of any Securities Collateral to which this section applies, (i) where deemed applicable by the Collateral Agent, deliver to the relevant corporation, partnership, limited liability company, joint venture or other Person a fully completed and duly executed letter in the form of Exhibit A hereto, to obtain from such corporation, partnership, limited liability company, joint venture or other Person, and deliver to the Collateral Agent, promptly upon registration of such pledge on the books of the issuer, a fully completed and duly executed letter in the form of Exhibit B hereto, and
(ii) where deemed applicable by the Collateral Agent, deliver to the Collateral Agent a fully completed and duly executed "Securities Collateral Stop Transfer Letter" in the form of Exhibit C hereto.

ARTICLE 3.2 Equipment, Fixtures and Inventory. No Grantor shall keep the Equipment, Fixtures and Inventory pledged by it hereunder (other than (i) Inventory sold in the ordinary course of business, (ii) Inventory and Equipment in transit in the ordinary course of business and (iii) Equipment out for repairs) in any location other than the places specified in Schedule 1 unless no later than 60 days prior to removal from any such location such Grantor has delivered to the Collateral Agent a financing statement for such Equipment, Fixtures and Inventory kept by such Grantor at such other location or such other documentation in the opinion of the Collateral Agent which is necessary to properly perfect or maintain the perfection of the security interest granted herein in such Collateral.

ARTICLE 3.3 Insurance. Each Guarantor shall, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms set forth in Section 5.10 of the Credit Agreement. Each Grantor further covenants and agrees to keep the Collateral insured in such amounts and Section 9.2 of the Note Purchase Agreements, against such risks and with such insurers as is consistent with customary and usual in the industry for companies of similar size and capability, provided that none of such insurance shall be in amounts less than the greater of (a) the replacement value and (b) the original cost of the covered property (less any deduction standard in the industry for such type of property). All such policies of insurance shall show the Collateral Agent as loss payee, as its interests may appear, and shall provide for at least thirty days' prior written notice of cancellation or change of coverage to the Collateral Agent, the Agent an the Holders. Each Grantor shall promptly furnish to the Collateral Agent evidence of such insurance in form and content reasonably satisfactory to the Collateral Agent, the Agent and the Holders. If any Grantor fails to maintain the insurance it is required to maintain with respect to the Collateral in accordance with this Section 3.3, upon written notice to such Grantor, the Collateral Agent may at its own option obtain insurance in such Collateral, any premium thereby paid by the Collateral Agent to become part of the Secured Obligations, bear interest prior to the existence of an Event of Default (as defined in the Credit Agreement or the Note Purchase Agreements), at the then applicable Base Rate (as defined in the Credit Agreement), and during the occurrence of an Event of Default, at the Highest Lawful Rate (as defined in the Credit Agreement). In the event the Collateral Agent maintains such substitute insurance, the additional premium for such insurance shall be due on demand and payable by such Grantor to the Collateral Agent in accordance with any notice delivered to any Grantor by the Collateral Agent. Proceeds of insurance shall be applied as follows: first, to reimburse the Collateral Agent for all reasonable costs and expenses, if any, including reasonable attorneys' fees, incurred in connection with the collection of such proceeds; second, if an Event of Default has not occurred and is not continuing, the proceeds shall be reinvested in productive, tangible assets used in the business of such Grantor, and such Grantor shall provide the Collateral Agent, the Agent and the Holders with evidence reasonably satisfactory to the Collateral of such use; and third, if an Event of Default has occurred and is continuing, the proceeds shall, at the Collateral Agent's direction, be used to replace the Collateral or applied to the Secured Obligations as provided in
Section 4.3 of this Agreement.

ARTICLE 3.4 Place of Perfection; Records; Collection of Receivables, Chattel Paper and Instruments.

(a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all Chattel Paper and Instruments, at the location therefor specified on Schedule 1, in each case which may be changed upon written notice to the Collateral Agent at least 60 days prior to such change. Each Grantor will hold and preserve such records and Chattel Paper and Instruments and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from and copies of such records and Chattel Paper and Instruments.

(b) Except as otherwise provided in this Section 3.4(b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables, Chattel Paper and Instruments. In connection with such collections, such Grantor may take (and, during the continuance of an Event of Default at the Collateral Agent's direction, shall take) such action as such Grantor or, during the continuance of an Event of Default, the Collateral Agent, may deem necessary to enforce collection of the Receivables, Chattel Paper and Instruments; provided, however, that the Collateral Agent shall have the right (during the continuance of an Event of Default) to notify the account debtors or obligors under any Receivables, Chattel Paper and Instruments of the assignment of such Receivables, Chattel Paper and Instruments to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification at the expense of such Grantor, to enforce collection of any such Receivables, Chattel Paper and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done or as the Collateral Agent deems necessary. During the continuance of an Event of Default, all amounts and proceeds (including Instruments) received by such Grantor in respect of the Receivables, Chattel Paper and Instruments shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and, after receipt of written notice from the Collateral Agent, shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied as provided in Section 4.3(b) of this Agreement. During the continuation of an Event of Default, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, Chattel Paper or Instrument, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

ARTICLE 3.5 Transfers and Other Liens. No Grantor shall (a) sell, assign (by operation of Applicable Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement and the Note Purchase Agreements, or (b) create or permit to exist any security interest upon any of the Collateral.

ARTICLE 3.6 Rights to Dividends and Distributions. With respect to any Securities Collateral, the Collateral Agent shall have authority during the continuance of an Event of Default, to the extent the Collateral Agent determines that such transfer or registration is necessary to perfect a first priority security interest in such Securities Collateral, either to have the same registered in the Collateral Agent's name or in the name of a nominee. If any Grantor shall become entitled to receive or shall receive any Dividend (as defined in the Credit Agreement and as used herein) or interest in or certificate (including, without limitation, any interest in or certificate representing a Dividend in connection with any reclassification, increase, reduction of capital, or reorganization), or any option or rights arising from or relating to any of the Collateral that is evidenced by a certificate or other instrument or security, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, such Grantor agrees to accept the same as the Collateral Agent's agent and to hold the same in trust on behalf of and for the benefit of the Collateral Agent, and, after receipt of written notice from the Collateral Agent, to deliver the same promptly to the Collateral Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by the Collateral Agent, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, such Grantor shall be entitled to receive all cash Dividends paid in respect of any of the Collateral. During the continuance of an Event of Default, the Collateral Agent shall be entitled to all Dividends, and to any sums paid upon or in respect of any Collateral, and to any additional securities issued in respect of the Securities Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof, all of which shall be paid to the Collateral Agent to be held by it as additional Collateral and applied to the Secured Obligations pursuant to Section 4.3(b) of this Agreement. All Dividends paid or distributed in respect of the Collateral which are received by any Grantor in violation of this Agreement shall, until paid or delivered to the Collateral Agent, be held by such Grantor in trust as additional Collateral.

ARTICLE 3.7 Right of the Collateral Agent to Notify Issuers. At any time during the continuance of an Event of Default, the Collateral Agent may notify issuers of the Securities Collateral to make payments of all Dividends directly to the Collateral Agent and the Collateral Agent may take control of all proceeds of any Securities Collateral.

ARTICLE 3.8 The Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact (exercisable only during the continuance of an Event of Default), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise to take any action and to execute any instrument (in accordance with this Agreement) which the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be maintained by such Grantor in accordance with Section 3.3,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due or to become due under or in connection with the Collateral,

(c) to receive, indorse, and collect any drafts or other Instruments, documents and Chattel Paper in connection with clauses (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of the Collateral Agent with respect to any of the Collateral. EACH GRANTOR HEREBY IRREVOCABLY GRANTS TO THE COLLATERAL AGENT SUCH GRANTOR'S PROXY (EXERCISABLE ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND AFTER THE COLLATERAL AGENT'S WRITTEN NOTICE OF ITS INTENT TO EXERCISE SUCH RIGHT) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS THE COLLATERAL AGENT SUCH GRANTOR'S ATTORNEY-IN-FACT (EXERCISABLE ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT) TO PERFORM ALL OBLIGATIONS OF SUCH GRANTOR UNDER THIS AGREEMENT. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO THE DATE THAT THE SECURED OBLIGATIONS ARE PAID IN FULL AND ALL OBLIGATIONS IF ANY, OF ANY SECURED PARTY UNDER THE CREDIT AGREEMENT, ANY LOAN DOCUMENT, THE NOTE PURCHASE AGREEMENT AND ANY NOTE DOCUMENT HAVE BEEN TERMINATED.

(e) This appointment as attorney-in-fact and this proxy shall terminate upon the termination of this Agreement pursuant to Section 5.3 hereof.

                                   ARTICLE 4

                   Rights and Powers of the Collateral Agent

ARTICLE 4.1 The Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 4.5 hereof.

ARTICLE 4.2 The Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the duty to exercise reasonable care in respect of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Except as provided in this Section 4.2 and except to the extent of any gross negligence or willful misconduct of the Collateral Agent, the Collateral Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Collateral Agent, and the Collateral Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (ii) notify any Grantor of any decline in the value of any Collateral.


ARTICLE 4.3 Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time (to the extent not prohibited by Applicable Law whether or not the UCC applies to the affected Collateral), and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral which is capable of being assembled as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Applicable Law, ten days' written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, provided that ten days' written notice does not violate any Applicable Law. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the extent not prohibited by Applicable Law, the Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. (b)

(b) All cash proceeds received by the Collateral Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

         First: To the payment of all reasonable out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

         Second: To the payment of the Funded Obligations of the Secured Parties, which payment shall be shared by the Secured Parties according to their respective pro rata proportions of such Funded Obligations or in such other order and/or manner as may be agreed to in writing by the Secured Parties (with the Borrower remaining liable for any deficiency); provided, that if an amount originally included in the Funded Obligations of a Secured Party (including its assignees, a "Reduced Lender") as a contingent obligation (such as a letter of credit) ceases to be an obligation because of its expiry, reduction, cancellation or otherwise, with the result that such Funded Obligations are reduced, then the Reduced Lender shall promptly notify the Collateral Agent thereof, and the respective pro rata proportions of Funded Obligations of the Secured Parties shall be adjusted on the first Business Day following the Collateral Agent's receipt of such notification to reflect such decrease (and the resultant increase in the pro rata proportions of the Funded Obligations of the Secured Parties other than the Reduced Lender) and the Reduced Lender shall promptly repay to the Collateral Agent for the account of the respective other Secured Parties the portion of any payments previously received by it hereunder in excess of its pro rata proportion thereof as so redetermined;

         Third: To the payment of the Other Obligations of the Secured Parties (with the Borrower remaining liable for any deficiency) and which payment shall be shared by the Secured Parties according to their respective pro rata proportions of such Other Obligations or in such order and/or manner as may be agreed to in writing by the Secured Parties; and

         Fourth: To the extent of the balance (if any) of such proceeds, to the payment to the Borrower or other Person legally entitled thereto.

         As used herein, the following terms shall have the meanings set forth below:

         "Funded Obligations" shall mean, with respect to any Secured Party, the aggregate amount payable (whether or not then due) to such Secured Party under the Credit Agreement, the Note Purchase Agreements and all notes or other evidences of indebtedness issued pursuant to any of the foregoing in respect of principal, interest, premium, Make-Whole Amount (as defined in the Note Purchase Agreements) or breakage costs (determined in accordance with the applicable provisions of the Credit Agreement, Note Purchase Agreements, such notes or such other evidences of indebtedness), but only to the extent accrued through the applicable determination date and in the case of the Credit Agreement treating as principal the sum of (i) the maximum amount that is, or at any time thereafter may become, available to be drawn under letters of credit then outstanding under the Credit Agreement, assuming compliance with all requirements for drawings referred to in such letters of credit, plus, without duplication of amounts outstanding as loans under the Credit Agreement, and (ii) the aggregate amount of all drawings under letters of credit honored by the issuer thereof but not theretofore reimbursed (such sum being the "LOC Obligations").

                  "Other Obligations" shall mean, with respect to any Secured Party under the Credit Agreement, the Note Purchase Agreements and all notes or other evidences of indebtedness issued pursuant to any of the foregoing, the aggregate amount payable (whether or not then due) to such Secured Party under the Credit Agreement, Note Purchase Agreements, such notes or such other evidences of indebtedness other than its Funded Obligations thereunder, including, without limitation, fees, costs and expenses.

(a) All payments received by such Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and, after receipt of written notice from the Collateral Agent, shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(b) Because of the Securities Act of 1933, as amended ("Securities Act"), and other Applicable Laws, including without limitation state "blue sky" laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting the Collateral Agent in any attempts to dispose of the Collateral and the enforcement of its rights hereunder. For these reasons, the Collateral Agent is hereby authorized by each Grantor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other Applicable Law. Each Grantor clearly understands that the Collateral Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by the Collateral Agent shall be deemed to be not "commercially reasonable" because so made. Each Grantor agrees that in the event the Collateral Agent shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, the Collateral Agent shall have the right to rely upon the advice and opinion of independent appraisers and other Persons, which appraisers and other Persons are acceptable to the Collateral Agent, as to the best price obtainable upon such a private sale thereof.

(c) Each Grantor will maintain the accounts listed as restricted and blocked accounts on Schedule 3 (the "Restricted Accounts") with the Collateral Agent, in the name of such Grantor, but such Restricted Accounts shall be under the sole control and dominion of the Collateral Agent.

         (i) It shall be a term and condition of each Restricted Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Restricted Account (other than the Credit Agreement and the Note Purchase Agreements), that no amount (including interest and other proceeds of the cash and other property in the Restricted Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, such Grantor or any other Person from such Restricted Account.

         (ii) At the request of the Collateral Agent, such Grantor will promptly instruct each account debtor in respect of Receivables arising from any sale of Inventory in the ordinary course of business to make payment to the Restricted Accounts.

Each Grantor understands and acknowledges that the Collateral Agent may and permits the Collateral Agent to remove amounts from the Restricted Accounts from time to time and use the amounts to reduce the Obligations in accordance with the terms of the Credit Agreement and the Note Purchase Agreements.

ARTICLE 4.4 Further Approvals Required.

(a) In connection with the exercise by the Collateral Agent of its rights hereunder that effects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral.

(b) Each Grantor hereby agrees, during the continuance of an Event of Default, to execute, deliver, and file, and hereby appoints the Collateral Agent as its attorney-in-fact, during the continuance of an Event of Default, to execute, deliver, and file on such Grantor's behalf and in such Grantor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary, in the Collateral Agent's reasonable opinion, to obtain such consents, waivers, or approvals. Upon request by the Collateral Agent, each Grantor further agrees to use its reasonable best efforts to obtain the foregoing consents, waivers, and approvals. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.4 and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 4.4 may be specifically enforced. This appointment as attorney-in-fact shall terminate upon the termination of this Agreement pursuant to Section 5.3 hereof.

ARTICLE 4.5 INDEMNITY AND EXPENSES.

(a) EACH GRANTOR AGREES TO INDEMNIFY THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OR RESULTING FROM THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES OR LIABILITIES ARISING OUT OF OR RESULTING FROM, IN WHOLE OR IN PART, NEGLIGENCE OR STRICT LIABILITY OF ANY INDEMNIFIED PARTY, EXCEPT CLAIMS, LOSSES OR LIABILITIES AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS A DIRECT RESULT OF THE OPERATION OF ANY COLLATERAL BY ANY INDEMNIFIED PARTY AFTER TAKING POSSESSION THEREOF BY FORECLOSURE OR BY TRANSFER IN LIEU OF FORECLOSURE (PROVIDED THAT SUCH CLAIM OR LIABILITY DOES NOT RELATE TO ANY CONDITION EXISTING ON OR WITH RESPECT TO SUCH COLLATERAL PRIOR TO FORECLOSURE OR TRANSFER IN LIEU OF FORECLOSURE), AND
(ii) MATTERS RAISED EXCLUSIVELY BY ANY SECURED PARTY AGAINST THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY.

(b) The Grantors will, jointly and severally, upon demand pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by the Grantors to perform or observe any of the provisions hereof.

                                   ARTICLE 5

                                 Miscellaneous

ARTICLE 5.1 Cumulative Rights. All rights of the Secured Parties under the Loan Documents, the Note Purchase Agreements, the Notes and the other Note Documents are cumulative of each other and of every other right which the Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Obligations. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

ARTICLE 5.2 Modifications; Amendments; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor here from, shall in any event be effective unless the same shall be in writing and signed by the Required Secured Parties (and such Grantor, in case of amendment), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used herein, "Required Secured Parties" shall mean (a) Holders holding, in the aggregate, 66.67% of the outstanding principal amount of Notes (for so long as any Notes remain outstanding) and (b) the Revolving Lenders holding, in the aggregate 66.67% of the principal amount outstanding under the Credit Agreement (including the aggregate LOC Obligations then outstanding) (for so long as obligations and commitments to fund remain outstanding under the Credit Agreement).

ARTICLE 5.3 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations are paid in full and all commitments of any Secured Party under the Loan Documents, the Note Purchase Agreements and the other Note Documents have been terminated, (b) be binding upon each Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their successors, transferee and assigns. Upon any such termination, the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Each Grantor agrees that to the extent that any Secured Party receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other party under any Debtor Law, then to the extent of such payment or benefit, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by such Secured Party, to the extent that such Secured Party did not directly receive a corresponding cash payment, shall be added to and be additional Secured Obligations payable upon demand by such Secured Party and secured hereby, and, if the lien and security interest hereof shall have been released, such lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such lien or security interest had ever occurred, to the extent not prohibited by Applicable Law.

ARTICLE 5.4 GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

ARTICLE 5.5 WAIVER OF JURY TRIAL. THE COLLATERAL AGENT AND EACH GRANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL

PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 5.6 The Collateral Agent's Right to Use Agents. The Collateral Agent may exercise its rights under this Agreement through an agent or other designee.

ARTICLE 5.7 Waivers of Rights Inhibiting Enforcement. To the extent not prohibited by Applicable Law, each Grantor waives all rights of redemption, appraisal, valuation or to the marshaling of assets.

ARTICLE 5.8 Notices and Deliveries.

(a) Manner of Delivery. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.1 of the Credit Agreement and Section 18 of the Note Purchase Agreements, and to the extent that a notice or communication is sent to a Grantor other than the Borrower, said notice shall be addressed to such Grantor, in care of the Borrower.

ARTICLE 5.9 Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, no Grantor may assign its liabilities and obligations under this Agreement without the prior written consent of the Collateral Agent and the Secured Parties.

ARTICLE 5.10 Consent to Jurisdiction; Waiver of Immunities.

(a) Each Grantor, the Collateral Agent and each other Secured Party each hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or State courts sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, and each Grantor, the Collateral Agent and each other Secured Party each hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

(b) Nothing in this section shall limit the right of any Grantor, the Collateral Agent or any other Secured Party to bring any action or proceeding against any other party or its property in the courts of any other jurisdictions.

ARTICLE 5.11 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

ARTICLE 5.12 Obligations Not Affected. To the fullest extent permitted by Applicable Law, the obligations of each Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a) any amendment, modification, addition or supplement to the Credit Agreement, any other Loan Document, the Note Purchase Agreement, any Note, any other Note Document, any instrument delivered in connection therewith, or any assignment or transfer thereof;

(b) any exercise, non-exercise, or waiver by the Collateral Agent or any other Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement, any other Loan Document, the Note Purchase Agreement, any other Note Document or any Note;

(c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, any other Loan Document, the Note Purchase Agreement, any Note, any other Note Document or any assignment or transfer of any thereof; or

(d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Grantor, or any other Person, whether or not such Grantor shall have notice or knowledge of any of the foregoing.

ARTICLE 5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

ARTICLE 5.14 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, THE NOTE PURCHASE AGREEMENT, THE OTHER NOTE DOCUMENTS AND THE NOTES, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                             GRANTORS:

                                             HASTINGS ENTERTAINMENT, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                             HASTINGS COLLEGE STORES, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                             HASTINGS INTERNET, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                      --------------------------


                                             HASTINGS PROPERTIES, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   Schedule 1

                       Equipment and Inventory Locations

              Chief Place of Business, Chief Executive Office and
                         Location of Books and Records

                          *To Be Provided By Grantors*

                                   Schedule 2

                                  Trade Names


                          *To Be Provided By Grantors*

                                   Schedule 3


                              Restricted Accounts


                          *To Be Provided By Grantors*

                                   Schedule 4


                             Securities Collateral


                          *To Be Provided by Grantors*

                                   EXHIBIT A

                    INSTRUCTIONS FOR REGISTRATION OF PLEDGE
                                       OF
                           UNCERTIFICATED SECURITIES


Date:
     --------------------



To:      [name of corporation, partnership, joint venture or other Person]

         You are hereby instructed to register the pledge of the following uncertificated securities to Bank of America, N.A., as Collateral Agent under that certain Security Agreement, dated as of May ___, 2000, by and among Hastings Entertainment, Inc., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower, and Bank of America, N.A., as Bank of -------- America, N.A., as Collateral Agent:

ARTICLE 1.1 A [insert written percentage of interest] (_____%) [insert description of interest, e.g. General Partnership Interest];

ARTICLE 1.2 [insert similar description of any other interests].

ARTICLE 1.3 This being all of the interest of [INSERT NAME OF PLEDGOR] in [name of corporation, partnership, joint venture or other Person].





                                                      Very truly yours,



                                             [GRANTOR]



                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                   EXHIBIT B

                         INITIAL TRANSACTION STATEMENT


Date:
     ---------------------

To:      Bank of America, N.A.

         This is to advise you that a pledge to Bank of America, N.A., as Collateral Agent, under that certain Security Agreement, dated as of May ___, 2000, by and among Hastings Entertainment, Inc., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower, and Bank of America, N.A., as Bank of America, N.A., as Collateral Agent, of the following uncertificated securities owned by [INSERT NAME OF PLEDGOR], a [______________] corporation has been registered on the books of [name of corporation, partnership, joint venture or other Person]:

ARTICLE 1.1 A [insert written percentage of interest] (_____%) [insert description of interest, e.g. General Partnership Interest];

ARTICLE 1.2 [insert similar description of any other interests].

ARTICLE 1.3 This being all of the interest of [INSERT NAME OF PLEDGOR] in, as shown on books and records of, [name of corporation, partnership, joint venture or other Person].

ARTICLE 1.4 There are no liens or restrictions of the undersigned, nor any adverse claims, in each case registered on the books of the undersigned, to which the interests described hereinabove are subject.

ARTICLE 1.5 The pledge referred to above was registered on ______________,
_____.

ARTICLE 1.6 THIS STATEMENT IS MERELY A RECORD OF THE REGISTRATION OF THE PLEDGE OF THE ADDRESSEES AS OF THE TIME OF THE ISSUANCE HEREOF. DELIVERY OF THIS STATEMENT, IN ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.



                                                 Very truly yours,


                                        [NAME OF CORPORATION, PARTNERSHIP, JOINT
                                        VENTURE OR OTHER PERSON]

                                        [By:              ]
                                            --------------



                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                    EXHIBIT C

                                __________, 2000


---------------------------

---------------------------

---------------------------

Ladies and Gentlemen:

         This is to advise you that _________________, a ____________________
("Pledgor"), has granted to Bank of America, N.A., as Collateral Agent (in such capacity, "Collateral Agent') under that certain Security Agreement, dated as of May ___, 2000, by and among Hastings Entertainment, Inc., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower, and Bank of America, N.A., as Collateral Agent, a security interest in [DESCRIBE AMOUNT AND DESCRIPTION OF INTEREST, E.G. SHARES OF THE COMMON CAPITAL STOCK] of ____________________________________________ (the "Company"), and all other
[REPEAT DESCRIPTION OF INTEREST] of the Company now owned as well as hereafter acquired by Pledgor (together with any distributions, interests, stock, liquidating dividends, stock dividends, preemptive rights, dividends paid in cash or securities, or other properties to which Pledgor may hereafter be entitled to receive on account of such [REPEAT DESCRIPTION OF INTEREST]), which [REPEAT DESCRIPTION OF INTEREST] presently constitutes _____% of the issued and outstanding [REPEAT DESCRIPTION OF INTEREST] of the Company, any other equity interest or right to acquire any equity interest in Company now owned as well as hereafter acquired by Pledgor, and all proceeds and products of the foregoing ("Pledged Rights").

         Until notified otherwise in writing by an authorized officer of Collateral Agent, you are hereby directed (and you hereby agree) to deliver after the date hereof all non-cash dividends and other distributions and any and all other shares of stock, warrants or other property (other than cash) in which the Secured Parties (as defined in the Security Agreement described above) have a security interest to Collateral Agent, 901 Main Street, 67th Floor, Dallas, Texas 75202, Attn: ______________, Facsimile: (___) __________. Upon written notice from an authorized officer of Collateral Agent, you are directed (and you hereby agree) to deliver after the date of such notice, all dividends, distributions and other property in the form of cash directly to Collateral Agent at the address mentioned in the preceding sentence. Unless notified otherwise in writing by an authorized officer of Collateral Agent, you are hereby directed (and you hereby agree) to not acknowledge any encumbrance in favor of any party other than Collateral Agent with respect to the Pledged Rights, assign any interest in, encumber, subdivide, issue additional or different certificates for or otherwise transfer any interest in the Pledged Rights.

                                      Very truly yours,





                                      By:
                                         --------------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------


                                      BANK OF AMERICA, N.A., as Collateral Agent



                                      By:
                                         --------------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------


Accepted and Agreed this ____ day of ________________, ____



                                      By:
                                         --------------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------